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EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-82016 of Computerized Thermal Imaging and subsidiaries (the "Company") on Form S-3 and Registration Statement No. 333-92378 on Form S-8 of our report dated September 1, 2000, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2000, and from inception on June 10, 1987 through June 30, 2000.



HJ & Associates, LLC
Salt Lake City, Utah
September 30, 2002